EXHIBIT 99.2

CONTINENTAL BANK HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

Unaudited

	September 30,	December 31,
(dollars in thousands, except share data)	2014	2013
Assets
Cash and due from banks	$40,802	$19,518
Federal funds sold	501	—

Cash and cash equivalents	41,303	19,518
Investment securities available for sale, at fair value	189,788	199,191
Investment securities, held to maturity	19,615	19,791
Loans held for sale	—	4,028
Portfolio loans and leases	414,362	384,226
Less: Allowance for loan and lease losses	(5,385)	(4,929)

Net portfolio loans and leases	408,977	379,297
Premises and equipment, net	9,052	9,693
Foreclosed assets	440	205
Accrued interest receivable	2,294	2,276
Bank owned life insurance	11,961	11,679
Restricted bank stocks, at cost	6,285	5,593
Other assets	8,084	7,356

Total assets	$697,799	$658,627

Liabilities
Deposits:
Non-interest-bearing	$100,396	$72,238
Interest-bearing	391,948	388,166

Total deposits	492,344	460,404

Securities sold under agreements to repurchase	11,958	27,606
Short-term borrowings	106,623	85,000
FHLB advances and other borrowings	19,645	20,015
Accrued interest payable	296	351
Other liabilities	2,847	5,579

Total liabilities	633,713	598,955

Shareholders’ equity
Preferred stock, $0.10 par value; authorized 5,000,000 shares:
Series A Preferred stock, issued and outstanding: 6,062 shares; liquidation value $6,062,000, as of both September 30, 2014 and December 30, 2013	$1	$1
Series B Preferred stock, issued and outstanding: 1,204,797 shares; stated value $8,434,000 as of both September 30, 2014 and December 30, 2013	120	120
Common stock, par value $0.01; authorized 30,000,000 shares; issued and outstanding 6,551,450 and 6,520,950 shares as of September 30, 2014 and December 31, 2013, respectively	655	652
Paid-in capital in excess of par value	67,371	67,118
Unearned compensation on restricted stock	(122)	—
Accumulated other comprehensive loss, net of tax benefit	(1,619)	(4,471)
Accumulated deficit	(2,320)	(3,748)

Total shareholders’ equity	64,086	59,672

Total liabilities and shareholders’ equity	$697,799	$658,627

The accompanying notes are an integral part of the consolidated financial statements.

CONTINENTAL BANK HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

Unaudited

	Nine Months Ended September 30,
(dollars in thousands, except per share data)	2014	2013
Interest income:
Interest and fees on loans and leases	$13,400	$11,926
Interest on federal funds solds	2	2
Other interest	30	23
Interest on investment securities:
Taxable	3,641	3,344
Non-taxable	449	457

Total interest income	17,522	15,752

Interest expense on:
Deposits	1,656	1,991
Securities sold under agreement to repurchase	117	118
FHLB advances and other borrowings	440	318

Total interest expense	2,213	2,427
Net interest income	15,309	13,325
Provision for loan and lease losses	857	1,275

Net interest income after provision for loan and lease losses	14,452	12,050
Non-interest income:
Customer service fees	977	885
Net gain on sale of loans	892	997
Net gain on sale of investment securities available for sale	3	450
Other-than-temporary impairments	(874)	—
Portion recognized in other comprehensive income before taxes	220	—

Net impairment of investment securities	(654)	—
Bank owned life insurance income	283	281
Mortgage banking and related services	219	4,182
Other (loss) income	(199)	679

Total non-interest income	1,521	7,474
Non-interest expenses:
Compensation and employee benefits	5,764	8,178
Occupancy and equipment	2,686	2,686
Advertising	125	385
Insurance	142	148
Data processing	1,006	947
Foreclosed assets, net	99	160
Professional fees	1,515	864
Other operating expenses	1,815	3,690

Total non-interest expenses	13,152	17,058
Income before income taxes	2,821	2,466
Income tax expense	1,075	615

Net income	$1,746	$1,851

The accompanying notes are an integral part of the consolidated financial statements.

CONTINENTAL BANK HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Unaudited

	Nine Months Ended September 30,
(dollars in thousands)	2014	2013
Net income	$1,746	$1,851
Other comprehensive income (loss):
Net change in unrealized gains (losses) on investment securities available for sale:
Net unrealized gains (losses) arising during the period, net of tax expense (benefit) of $1,,247 and $(2,800), respectively	3,669	(5,733)
Net credit-related impairment of securities not expected to be sold, net of tax benefit of $223 and $0, respectively	(431)	—
Less: reclassification adjustment for net (gains) losses on sales realized in net income, net of tax expense (benefit) of $1 and $153, respectively	(2)	(297)
Net change in net unrealized holding losses on investment securities held to maturity:
Reclassification adjustment for net unrealized holding losses on securities transferred, net of tax benefit of $0 and $308, respectively	—	(598)
Less: amortization of net unrealized holding losses to income, net of tax benefit of $30 and $9, respectively	57	16
Net change in fair value of derivative used for cash flow hedge:
Change in fair value of hedging instruments, net of tax benefit of $229 and $0, respectively	(441)	—

Total other comprehensive income (loss)	2,852	(6,612)
Total comprehensive income (loss)	$4,598	$(4,761)

The accompanying notes are an integral part of the consolidated financial statements.

CONTINENTAL BANK HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

	Nine Months Ended September 30,
(dollars in thousands)	2014	2013
Operating activities:
Net Income	$1,746	$1,851
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan and lease losses	857	1,275
Depreciation of fixed assets	700	734
Net amortization of investment premiums and discounts	987	1,422
Net gain on sale of investment securities available for sale	(3)	(450)
Net other-than-temporary-impairment of investment securities	654	—
Net gain on sale of loans	(1,552)	(997)
Stock based compensation cost	130	3
Amortization and net impairment of mortgage servicing rights	100	139
Net amortization of deferred loan costs	324	401
Net gain on sale of repossessed assets	—	(63)
Net increase in cash surrender value of bank owned life insurance	(283)	(281)
Other, net	(35)	77
Loans originated for resale	(13,085)	(134,210)
Proceeds from sales of SBA loans originated for sale	7,577	9,549
Proceeds from sales of mortgage loans	9,712	138,799
(Benefit) provision for deferred income taxes	(446)	127
Change in accrued interest receivable	(18)	(583)
Change in accrued interest payable	(55)	(36)
Change in other assets	(1,752)	1,003
Change in other liabilities	380	(3,923)

Net cash provided by operating activities	5,938	14,837

Investing activities:
Purchases of investment securities available for sale	(15,460)	(79,156)
Purchases of investment securities held to maturity	—	(1,510)
Proceeds from maturity of investment securities available for sale	8,445	13,608
Proceeds from maturity of investment securities held to maturity	133	2,384
Proceeds from sale of investment securities available for sale	16,493	21,230
Net investment in correspondent bank stock	(692)	(1,463)
Net portfolio loan and lease originations	(30,256)	(66,568)
Purchases of premises and equipment	(59)	(502)
Purchases of bank owned life insurance	—	(1,000)
Proceeds from sale of foreclosed assets	12	675

Net cash used in investing activities	(21,384)	(112,302)

Financing activities:
Net increase in deposits	31,940	23,332
Net (decrease) increase in securities sold under agreements repurchase	(15,648)	8,118
Net increase in short-term borrowings	21,623	25,000
Proceeds from issuance of long-term debt	65,564	9,425
Repayment of long-term debt	(65,934)	(870)
Proceeds from issuance of common stock	4	—
Dividends on preferred stock	(318)	(318)

Net cash provided by financing activities	37,231	64,687

Change in cash and cash equivalents	21,785	(32,778)
Cash and cash equivalents at beginning of period	19,518	55,093

Cash and cash equivalents at end of period	$41,303	$22,315

Supplemental cash flow information:
Cash paid during the year for:
Income taxes	$1,153	$825
Interest	2,268	2,463
Available for sale securities purchased, not settled	$—	$3,113
Transfer of loans to other real estate owned	247	266
Transfer of investment securities from available for sale to held to maturity	—	19,866

The accompanying notes are an integral part of the consolidated financial statements.

CONTINENTAL BANK HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS” EQUITY

Unaudited

	Shares of Common Stock	Series A Preferred Stock	Series B Preferred Stock	Common Stock	Additional Paid-In Capital	Unearned Stock- Based Compensation	Accumulated Other Comprehensive Loss (Income)	Accunmulated Deficit	Total Shareholders’ Equity
(dollars in thousands)
Balance, December 31, 2013	6,520,950	$1	$120	$652	$67,118	$—	$(4,471)	$(3,748)	$59,672
Net income	—	—	—	—	—	—	—	1,746	1,746
Cash dividend declared on preferred stock 7%	—	—	—	—	—	—	—	(318)	(318)
Share awards and option exercises	30,500	—	—	3	211	(210)	—	—	4
Other comprehensive income, net of tax expense of $1,469	—	—	—	—	—	—	2,852	—	2,852
Stock based compensation	—	—	—	—	42	88	—	—	130

Balance, September 30, 2014	6,551,450	$1	$120	$655	$67,371	$(122)	$(1,619)	$(2,320)	$64,086

The accompanying notes are an integral part of the consolidated financial statements.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR CONTINENTAL BANK HOLDINGS, INC.

Note 1 - Basis of Presentation

The unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In the opinion of the management of Continental Bank Holding, Incorporated (the “Company”), all adjustments necessary for a fair presentation of the consolidated financial position and the results of operations for the interim periods presented have been included. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto in the Company’s audited consolidated financial statements for the twelve months ended December 31, 2013, filed with the SEC on Form S-4 by Bryn Mawr Bank Corporation on June 20, 2014.

The results of operations for the nine months ended September 30, 2014 are not necessarily indicative of the results to be expected for the full year.

Note 2 - Investment Securities

During 2013, we transferred securities with a total amortized cost of $20,773,000, and a corresponding fair value of $19,866,000, from available for sale to held to maturity. The net unrealized loss, net of taxes, on these securities at the dates of the transfers was $598,000. The unrealized holding loss at the time of transfer continues to be reported in accumulated other comprehensive income, net of tax and is amortized over the remaining lives of the securities as an adjustment of the yield. The amortization of the unamortized holding loss reported in accumulated other comprehensive income will offset the effect on interest income of the discount for the transferred securities. The remaining unamortized balance of the losses for the securities transferred from available for sale to held to maturity, net of tax, was $467,000 at September 30, 2014 and $562,000 at December 31, 2013.

The amortized costs, adjusted carrying values, and fair values of securities, with gross unrealized gains and losses, at September 30, 2014 and December 31, 2013 were as follows:

	September 30, 2014
(dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale securities
Asset-backed securities	$31,867	$95	$(1,223)	$30,739
State and municipal bonds	8,503	179	(96)	8,586
Trust preferred securities	8,665	543	—	9,208
Corporate debt securities	7,572	381		7,953
Mortgage-backed securities	134,372	957	(2,027)	133,302

	$190,979	$2,155	$(3,346)	$189,788

	September 30, 2014
(dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held-to-maturity securities
State and municipal bonds	$13,035	$475	$(546)	$12,964
Corporate debt securities	1,426	68	—	1,494
Mortgage-backed securities	5,154	353	(230)	5,277

	$19,615	$896	$(776)	$19,735

	December 31, 2013
(dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale securities
Asset-backed securities	$41,655	$55	$(2,058)	$39,652
State and municipal bonds	10,749	16	(571)	10,194
Trust preferred securities	9,291	197	(115)	9,373
Corporate debt securities	11,823	354	(304)	11,873
Mortgage-backed securities	131,769	789	(4,459)	128,099

	$205,287	$1,411	$(7,507)	$199,191

	December 31, 2013
(dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held-to-maturity securities
State and municipal bonds	$13,035	$48	$(1,347)	$11,736
Corporate debt securities	1,438	—	(39)	1,399
Mortgage-backed securities	5,318	—	(59)	5,259

	$19,791	$48	$(1,445)	$18,394

Securities with a fair value of approximately $100 million and $66 million were pledged as collateral for deposits and borrowings at September 30, 2014 and December 31, 2013, respectively.

The following table shows gross unrealized losses and fair value of investments that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2014 and December 31, 2013:

	September 30, 2014
	Less than 12 Months		12 Months or Longer		Total
(dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available-for-sale securities
Asset-backed securities	$1,729	$(10)	$26,719	$(1,213)	$28,448	$(1,223)
State and municipal bonds	—	—	4,067	(96)	4,067	(96)
Mortgage-backed securities	15,679	(84)	59,954	(1,943)	75,633	(2,027)

	$17,408	$(94)	$90,740	$(3,252)	$108,148	$(3,346)

	September 30, 2014
	Less than 12 Months		12 Months or Longer		Total
(dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Held to Maturity securities
State and municipal bonds	$—	$—	$9,613	$(546)	$9,613	$(546)
Mortgage-backed securities	—	—	5,277	(230)	5,277	(230)

	$—	$—	$14,890	$(776)	$14,890	$(776)

	December 31, 2013
	Less than 12 Months		12 Months or Longer		Total
(dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available-for-sale securities
Asset-backed securities	$28,459	$(1,500)	$6,170	$(557)	$34,629	$(2,057)
State and municipal bonds	8,409	(522)	463	(49)	8,872	(571)
Trust preferred securities	2,360	(36)	840	(80)	3,200	(116)
Corporate debt securities	1,494	(7)	3,931	(297)	5,425	(304)
Mortgage-backed securities	72,054	(3,077)	14,527	(1,382)	86,581	(4,459)

	$112,776	$(5,142)	$25,931	$(2,365)	$138,707	$(7,507)

	December 31, 2013
	Less than 12 Months		12 Months or Longer		Total
(dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Held to Maturity securities
State and municipal bonds	$6,179	$(911)	$3,282	$(436)	$9,461	$(1,347)
Corporate debt securities	1,398	(39)	—	—	1,398	(39)
Mortgage-backed securities	5,259	(59)	—	—	5,259	(59)

	$12,836	$(1,009)	$3,282	$(436)	$16,118	$(1,445)

The Company evaluates all securities with unrealized losses quarterly to determine whether the loss is an other than temporary impairment (“OTTI”). At September 30, 2014, the Company had 81 securities in an unrealized loss position. The decline in fair value is due in large part to changes in market credit spreads.

The Company follows fair value measurement guidance that clarifies the interaction of the factors that should be considered when determining whether a debt security is other-than-temporarily impaired. For debt securities, management must assess whether (a) we have the intent to sell the security; (b) it is more likely than not that we will be required to sell the security prior to its anticipated recovery; or (c) the present value of the expected cash flows is not sufficient to recover the entire amortized cost basis.

In instances when a determination is made that an OTTI exists but we do not intend to sell the debt security and it is not more likely than not that we will be required to sell the debt security prior to its anticipated recovery, the OTTI is separated into (a) the amount of the total OTTI related to a decrease in cash flows expected to be collected from the debt security (“the credit loss”) and (b) the amount related to all other factors. The amount of the OTTI related to the credit loss is recognized in earnings and the amount of the OTTI related to all other factors is recognized in other comprehensive income.

For all securities held in the portfolio, for which unrealized losses have existed for a period of time, we do not have the intention to sell and believe we will not be required to sell the securities prior to their recovery or maturity for contractual, regulatory or liquidity reasons as of the reporting date.

Based on management’s assessment at September 30, 2014, with the exception of the securities described below, the Company does not believe that the decreased market prices associated with its available-for-sale securities constitute an OTTI.

During 2014, the Company received notification of default of an impaired pooled trust preferred security. The pool collateral was to be liquidated and net proceed remitted to the bondholders. As a result of the anticipated liquidation, the Company determined that an additional loss of $654,000 would be realized which was recognized through earnings through September 30, 2014. A loss of $1,080,000 had previously been recognized on this security. The Company has also evaluated another pooled trust preferred security. Realized losses of $930,000 had previously been recognized on this security. No additional credit-related losses were realized during 2014. Management does not currently intend to sell the securities and believes it is not likely that the Company will be required to sell the securities before recovery of its amortized cost.

The Company considers the following factors for determining whether a credit loss exists: bond ratings, collateral, pool factor, default rates, weighted average coupon, weighted average maturity, weighted average loan age, loan to value, credit scores, geographical concentration and prepayment rates. When consideration of the previous factors indicates that a credit loss may occur, the Company utilized cash flow models to present value any credit loss.

The valuation model captures the composition of the underlying collateral and the cash flow structure of the security. Significant inputs to the model include delinquencies, collateral types and related contractual features, estimated rates of default, loss severity and prepayment assumptions.

The following roll forward reflects the amount related to other-than-temporary credit losses recognized in earnings for the nine months ended September 30, 2013 and 2014:

(dollars in thousands)	2014	2013
Beginning balance, January 1	$2,009	$2,009
Amount related to a credit loss for which an other-than-temporary impairment was not previously recognized	654	0

Ending balance, September 30	$2,663	$2,009

The amortized costs and fair value of debt securities available-for-sale by contractual maturity at September 30, 2014 was as follows:

	Available-for-Sale as of September 30, 2014
(dollars in thousands)	Amortized Cost	Fair Value
Within 1 year	$—	$—
Over 1 year through 5 years	15,101	15,351
Over 5 years through 10 years	29,044	28,317
Over 10 years	12,460	12,818

	56,605	56,486
Mortgage-backed securities	134,372	133,302

	$190,977	$189,788

The amortized costs and fair value of debt securities held-to-maturity by contractual maturity at September 30, 2014 was as follows:

	Held-to-Maturity As of September 30, 2014
(dollars in thousands)	Amortized Cost	Fair Value
Within 1 year	$—	$—
Over 1 year through 5 years	—	—
Over 5 years through 10 years	14,461	14,457
Over 10 years	—	—

	14,461	14,457
Mortgage-backed securities	5,154	5,277

	$19,615	$19,734

The components of realized gains and losses on sales of securities during the nine months ended September 30, 2014 and 2013 were:

(dollars in thousands)	2014	2013
Gross gains	$187	$450
Gross losses	(184)	0

Net realized gains on available-for-sale securities	$3	$450

Note 3 - Loans and Allowance for Loan Losses

The composition of loans at September 30, 2014 and December 31, 2013 is as follows:

(dollars in thousands)	September 30, 2014	December 31, 2013
Commercial and industrial	$103,478	$106,275
Commercial real estate	175,838	145,712
Commercial real estate, construction	17,792	10,428
Residential mortgages	71,640	74,624
Home equity	30,020	29,523
Other consumer	14,029	14,805
Indirect automobile	728	1,930

Total loans	413,525	383,297
Net deferred loan costs	837	929
Allowance for loan losses	(5,385)	(4,929)

Net loans	$408,977	$379,297

The Company originates and sells loans guaranteed by the Small Business Administration. The Company retains the unguaranteed portion of the loan and the servicing on the loans sold and receives a fee based upon the principal balance outstanding. During the nine months ended September 30, 2014 and 2013, the Company sold loans for total proceeds of $7,577,000 and $3,837,000, respectively. The loan sales resulted in realized gains of $862,000 and $412,000 for the nine months ended September 30, 2014 and 2013, respectively.

Loans serviced for others are not included in the accompanying balance sheet. The risks inherent in the servicing assets relate primarily to changes in prepayments that result from shifts in interest rates. The unpaid principal balances of loans serviced for others were $71,450,000 at September 30, 2014 and $68,376,000 at December 31, 2013. The following summarizes the activity pertaining to servicing rights using the amortization method for the nine months ended September 30, 2014 and 2013:

(dollars in thousands)	2014	2013
Balance, January 1	$529	$501
Additions	185	198
Disposals	(20)	(31)
Amortization	(100)	(139)

Balance, September 30	$594	$529

During 2010, the Company also commenced the origination of residential mortgages for sale in the secondary market. The loans and servicing rights are sold and the Company receives origination and processing income. During the nine months ended September 30, 2014 and 2013, the Company originated $2,901,000 and $103,626,000 in residential mortgage loans, respectively, resulting in $30,000 and $585,000, respectively, of realized gains on loans sold.

The following tables present the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention, substandard and doubtful within the Company’s internal risk rating system as of September 30, 2014 and December 31, 2013:

	September 30, 2014
(dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Total
Commercial and Industrial	$101,119	$806	$1,553	$—	$103,478
Commercial Real Estate	166,520	3,559	5,759	—	175,838
Commercial Real Estate Construction	13,221	2,184	2,387	—	17,792
Residential Mortgages	71,026	299	315	—	71,640
Home Equity	28,964	—	1,056	—	30,020
Consumer, Other	13,735	143	151	—	14,029
Indirect Automobile	721	7	—	—	728

	$395,306	$6,998	$11,221	$—	$413,525

	December 31, 2013
(dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Total
Commercial and Industrial	$101,960	$1,673	$2,642	$—	$106,275
Commercial Real Estate	140,106	523	5,083	—	145,712
Commercial Real Estate Construction	6,075	3,901	452	—	10,428
Residential Mortgages	73,664	306	654	—	74,624
Home Equity	28,130	—	1,393	—	29,523
Consumer, Other	13,840	186	779	—	14,805
Indirect Automobile	1,923	7	—	—	1,930

	$365,698	$6,596	$11,003	$—	$383,297

The following tables summarize information in regards to impaired loans by loan portfolio class as of September 30, 2014 and December 31, 2013:

	September 30, 2014
(dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded
Commercial and industrial	$815	$689	$—	$703	$22
Commercial real estate	2,178	2,178	—	2,188	65
Commercial real estate, construction	2,387	2,387	—	2,440	73
Residential mortgages	315	315	—	277	—
Home equity	547	547	—	549	—
Consumer	151	151	—	153	—

	6,393	6,267	—	6,310	160

With an allowance recorded
Commercial and industrial	235	416	237	367	—
Commercial real estate	1,262	1,286	118	1,242	60
Home Equity	509	509	148	530	—
Consumer	24	—	24	24	—

	2,030	2,211	527	2,163	60

Total
Commercial and industrial	1,050	1,105	237	1,070	22
Commercial real estate	3,440	3,464	118	3,430	125
Commercial real estate, construction	2,387	2,387	—	2,440	73
Residential mortgages	315	315	—	277	—
Home equity	1,056	1,056	148	1,079	—
Consumer	175	151	24	177	—

	$8,423	$8,478	$527	$8,473	$220

	December 31, 2013
(dollars in thousands)	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded
Commercial and industrial	$1,177	$1,539	$—	$1,136	$97
Commercial real estate	—	—	—	—	—
Commercial real estate, construction	2,558	3,667	—	4,048	254
Residential mortgages	654	654	—	564	—
Home equity	1,204	1,242	—	929	29
Consumer	730	782	—	255	23

	6,323	7,884	—	6,932	403

With an allowance recorded
Commercial and industrial	235	235	139	95	6
Commercial real estate	1,547	1,547	31	1,165	44
Consumer	49	49	49	12	—

	1,831	1,831	219	1,272	50

Total
Commercial and industrial	1,412	1,774	139	1,231	103
Commercial real estate	1,547	1,547	31	1,165	44
Commercial real estate, construction	2,558	3,667	—	4,048	254
Residential mortgages	654	654	—	564	—
Home equity	1,204	1,242	—	929	29
Consumer	779	831	49	267	23

	$8,154	$9,715	$219	$8,204	$453

The performance and credit quality of the loan portfolio is also monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due. The following tables present the classes of the loan portfolio summarized by the past due status as of September 30, 2014 and December 31, 2013:

	September 30, 2014
(dollars in thousands)	30-59 Days Past due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total Loans Receivables	Loans Receivable Over 90 Days Past Due and Accruing
Commercial and industrial	$—	$50	$1,054	$1,104	$102,374	$103,478	$240
Commercial real estate	—	—	22	22	175,816	175,838	—
Commercial real estate, construction	—	—	79	79	17,713	17,792	—
Residential mortgages	158	141	315	614	71,026	71,640	—
Home equity	—	—	862	862	29,158	30,020	—
Consumer	79	63	151	293	13,736	14,029	—
Indirect automobile	7	—	—	7	721	728	—

	$244	$254	$2,483	$2,981	$410,544	$413,525	$240

	December 31, 2013
(dollars in thousands)	30-59 Days Past due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total Loans Receivables	Loans Receivable Over 90 Days Past Due and Accruing
Commercial and industrial	$846	$38	$1,036	$1,920	$104,355	$106,275	$50
Commercial real estate	84	—	—	84	145,628	145,712	—
Commercial real estate, construction	—	—	209	209	10,219	10,428	—
Residential mortgages	305	—	654	959	73,665	74,624	—
Home equity	130	—	1,003	1,133	28,390	29,523	—
Consumer	211	—	779	990	13,815	14,805	—
Indirect automobile	7	—	—	7	1,923	1,930	—

	$1,583	$38	$3,681	$5,302	$377,995	$383,297	$50

The following table presents nonaccrual loans by classes of the loan portfolio as of September 30, 2014 and December 31, 2013:

(dollars in thousands)	September 30, 2014	December 31, 2013
Commercial and industrial	$1,067	$1,357
Commercial real estate	678	—
Commercial real estate, construction	79	209
Residential mortgages	315	654
Home equity	1,056	1,202
Consumer	151	779

	$3,346	$4,201

The following tables summarize the activity in the allowance for loan losses by loan class for the nine months ended September 30, 2014 and year ended December 31, 2013, and information in regards to the allowance for loan losses:

	Nine Months Ended September 30, 2014
(dollars in thousands)	Beginning Balance	Charge- Offs	Recoveries	Provisions	Ending Balance	Ending Balance Individually Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment
Commercial and industrial	$1,299	$(300)	$26	$220	$1,245	$237	$1,008
Commercial real estate	1,759	—	—	76	1,835	118	1,717
Commercial real estate, construction	593	—	167	(112)	648	—	648
Residential mortgages	356	(89)	—	(49)	316	—	316
Home equity	252	(180)	—	529	601	148	453
Consumer	519	(25)	—	73	567	24	543
Indirect automobile	11	—	—	9	20	—	20
Unallocated	140	—	—	13	153	—	153

	$4,929	$(594)	$193	$857	$5,385	$527	$4,858

	Nine Months Ended September 30, 2013
(dollars in thousands)	Beginning Balance	Charge- Offs	Recoveries	Provisions	Ending Balance	Ending Balance Individually Evaluated for Impairment	Ending Balance Collectively Evaluated for Impairment
Commercial and industrial	$1,087	$(331)	$12	$299	$1067	$—	$1067
Commercial real estate	1,421	(98)	23	526	1,872	4	1,868
Commercial real estate, construction	596	(150)	42	87	575	—	575
Residential mortgages	601	(28)	—	127	700	—	700
Home equity	120	—	—	20	140	—	140
Consumer	355	(54)	—	158	459	—	459
Indirect automobile	26	—	—	58	84	—	84
Unallocated	—	—	—			—

	$4,206	$(661)	$77	$1,275	$4,929	$4	$4,925

The following table summarizes impairment valuation information by loan class as of September 30, 2014 and December 31, 2013:

	September 30, 2014
(dollars in thousands)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Commercial	$103,478	$1,050	$102,428
Commercial real estate	175,838	3,440	172,398
Commercial real estate, construction	17,792	2,387	15,405
Residential mortgages	71,640	315	71,325
Home equity	30,020	1,056	28,964
Consumer	14,029	175	13,854
Indirect automobile	728	—	728

	$413,525	$8,423	$405,102

	December 31, 2013
(dollars in thousands)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Commercial	$106,275	$1,412	$104,863
Commercial real estate	145,712	1,547	144,165
Commercial real estate, construction	10,428	2,558	7,870
Residential mortgages	74,624	654	73,970
Home equity	29,523	1,204	28,319
Consumer	14,805	779	14,026
Indirect automobile	1,930	—	1,930

	$383,297	$8,154	$375,143

The Company may grant a concession or modification for economic or legal reasons related to a borrower’s financial condition that it would not otherwise consider resulting in a modified loan which is then identified as a troubled debt restructuring (TDR). The Company may modify loans through rate reductions, extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers’ operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. TDRs are considered impaired loans for purposes of calculating the Company’s allowance for loan losses.

The Company identifies loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower’s financial statements, revenue projections, tax returns, and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future.

The following table reflects information regarding the Company’s troubled debt restructurings for the nine months ended September 30, 2014.

For the Nine Months Ended September 30, 2014
	Number of Contracts	Pre-Modification Outstanding Recorded Investments	Post-Modification Outstanding Recorded Investments
(dollars in thousands)
Troubled debt restructurings:
Commercial	1	$238	$238
Commercial real estate, construction	2	656	656

	3	$894	$894

No troubled debt restructurings that occurred during the nine months ended September 30, 2014 have subsequently defaulted. There were no troubled debt restructurings during the twelve months ended December 31, 2013.

Note 4 - Fair Value of Financial Instruments

Management uses its best judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

Determination of Fair Value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Topic 820, “Fair Value Measurements and Disclosures”, fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instruments.

The recent fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

For financial assets and liabilities measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at September 30, 2014 and December 31, 2013 are as follows:

	September 30, 2014
Description	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(Dollars in thousands)
Assets:
Securities available-for-sale
Asset-backed securities	$30,739	$—	$30,739	$—
State and municipal bonds	8,586	—	8,586	—
Trust preferred securities	9,208	—	8,297	911
Corporate debt securities	7,953	—	7,953	—
Mortgage-backed securities	133,302	—	133,302	—

	189,788	—	188,877	911
Loans held for sale	—	—	—	—
Interest rate swaps	—	—	—	—
Derivative instruments	—	—	—	—
Interest rate lock commitments	—	—	—	—

Total Assets at Fair Value	$189,788	$—	$188,877	$911

Liabilities:
Derivative instruments	—	—	—	—
Interest rate lock commitments	—	—	—	—

Interest Rate Swaps	496		496

Total Liabilities at Fair Value	$496	$—	$496	$—

	December 31, 2013
Description	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(dollars in thousands)
Assets:
Securities available-for-sale
Asset-backed securities	$39,652	$—	$39,652	$—
State and municipal bonds	10,194	—	10,194	—
Trust preferred securities	9,373	—	7,858	1,515
Corporate debt securities	11,873	—	11,873	—
Mortgage-backed securities	128,099	—	128,099	—

	199,191	—	197,676	1,515
Loans held for sale	4,028	—	4,028	—
Interest rate swaps	174	—	174	—
Derivative instruments	2	—	2	—
Interest rate lock commitments	72	—	72	—

Total Assets at Fair Value	$203,467	$—	$201,952	$1,515

Liabilities:
Derivative instruments	$—	$—	$—	$—
Interest rate lock commitments	—	—	—	—

Total Liabilities at Fair Value	$—	$—	$—	$—

The following table presents a reconciliation of the securities available-for-sale measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the nine months ended September 30, 2014 and 2013:

	Fair Value Measurements Using Significant Unobservable Inputs
(dollars in thousands)	2014	2013
Securities available-for-sale
Balance, January 1	$1,270	$1,000
Total gains or losses (realized/unrealized):
Included in earnings	(654)	—
Included in other comprehensive income	295	270
Transfers in and/or out of Level 3	—	—

Balance, September 30	$911	1,270

The following valuation techniques were used to measure fair value of assets in the tables above:

Trust preferred securities—As of September 30, 2014 and December 31, 2013, two pooled trust preferred securities were deemed OTTI, which had a book value of $836,000 and $1,490,000, respectively, and a fair value of $911,000 and $1,515,000, respectively. One of the securities was in default and was scheduled for liquidation. The fair value for this security as of September 30, 2014 was determined by estimating the market value of the underlying collateral and expected proceeds under the deal structure. The fair value of the second security as of September 30, 2014 and fair values as of December 31, 2013 were determined by discounting the expected cash flow over the life of the security. The discount rate was determined by deriving a discount rate from current yields on similarly rated issues to determine the decline in the collateral value associated with the market increase in credit spreads. To this estimated discount rate, additions were made for increased credit risk as well as assessing the risks in the security, such as default risk and loss severity risk.

Loans Held for Sale

Loans held for sale are classified within Level 2 of the valuation hierarchy.

For Level Two Mortgage loans held for sale (“MLHS”), fair value is estimated through a market approach by using either: (i) the fair value of securities backed by similar mortgage loans, adjusted for certain factors to approximate the fair value of a whole mortgage loan, including the value attributable to servicing rights and credit risk, (ii) current commitments to purchase loans or (iii) recent observable market trades for similar loans, adjusted for credit risk and other individual loan characteristics. The Agency mortgage-backed security market is a highly liquid and active secondary market for conforming conventional loans whereby quoted prices exist for securities at the pass-through level, which are published on a regular basis. The Company has the ability to access this market and it is the market into which conforming mortgage loans are typically sold.

There were no loans held for sale as of September 30, 2014. As of December 31, 2013 loans held for sale were recorded at fair value.

The following table reflects the difference between the carrying amount of loans held for sale, measured at fair value and the aggregate unpaid principal amount that the Company is contractually entitled to receive at maturity as of December 31, 2013:

	December 31, 2013
	Carrying Amount	Aggregate Unpaid Principal Balance	Excess Aggregate Unpaid Principal Balance Under Carrying Amount
	(In Thousands)
Loans held for sale	$4,028	$3,921	$107

The Company did not have any loans held for sale recorded at fair value that were 90 or more days past due and on non-accrual at December 31, 2013.

For assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at September 30, 2014 and December 31, 2013 are as follows:

	September 30, 2014
Description	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(dollars in thousands)
Impaired loans	$1,554	$—	$—	$1,554

Other real estate owned	$355	$—	$—	$355

	December 31, 2013
Description	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(dollars in thousands)
Impaired loans	$2,674	$—	$—	$2,674

Other real estate owned	$—	$—	$—	$—

Impaired loans - Impaired loans are those loans in which the Company has measured impairment generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values based upon the lowest level of input that is significant to the fair value measurements. At September 30, 2014 and December 31, 2013, fair value consists of the loan balances of $2,081,000 and $2,893,000, respectively, net of valuation allowances of $527,000 and $220,000, respectively.

Quantitative information about Level 3 Fair Value Measurements at September 30, 2014 is included in the table below:

	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range (Weighted Average)
	(dollars In thousands)
Impaired loans	$1,554	Appraisal of collateral	Appraisal adjustments	0.0%-10.0% (.2%)
			Costs to Sell	8.0%-8.0% (8.0%)

Quantitative information about Level 3 Fair Value Measurements at December 31, 2013 is included in the table below:

	Quantitative Information about Level3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range (Weighted Average)
	(Dollars In Thousands)
Impaired loans	$2,674	Appraisal of collateral	Appraisal adjustments	0.0%-10.0% (.2%)
			Costs to Sell	8.0%-8.0% (8.0%)

Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Company’s financial instruments at September 30, 2014 and December 31, 2013:

Cash and Cash Equivalents

The carrying amounts reported in the balance sheet for cash and short-term instruments approximate fair value.

Securities

The fair value of securities available-for-sale (carried at fair value) are determined by obtaining quoted market prices on nationally recognized securities exchanges (Level 1), matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted prices, or by using pricing models, discounted cash flow methodologies or similar techniques (Level 3).

Loans Receivable

The fair values of loans are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Restricted Investment in Bank Stocks

The carrying amount of restricted investments in bank stocks approximate fair value, and consider the limited marketability of such securities.

Servicing Asset (Carried at Lower of Cost or Fair Value)

The fair value of servicing right is based on a valuation model that calculates the present value of estimated net servicing income. The valuation incorporates assumptions that market participants would use in estimating future net servicing income. The Company is able to compare the valuation model inputs and results to widely available published industry data for reasonableness.

Derivative Instruments (Carried at Fair Value)

Interest Rate Lock Commitments—Interest rate lock commitments (“IRLCs”) are classified within Level Three of the valuation hierarchy. IRLCs represent an agreement to extend credit to a mortgage loan applicant, or an agreement to purchase a loan from a third-party originator, whereby the interest rate on the loan is set prior to funding. The fair value of IRLCs is based upon the estimated fair value of the underlying mortgage loan, including the expected net future cash flows related to servicing the mortgage loan, adjusted for: (i) estimated costs to complete and originate the loan and (ii) an adjustment to reflect the estimated percentage of IRLCs that will result in a closed mortgage loan (or “pullthrough”). The estimate of pullthrough is based on changes in pricing and actual borrower behavior. The average pullthrough percentage used in measuring the fair value of IRLCs was 74% as of December 31, 2013.

Forward Sales Commitments—Forward sales commitments are classified within Level 2 of the valuation hierarchy. Forward sales commitments fix the forward sales price that will be realized upon the sale of mortgage loans into the secondary market. The fair value of forward sales commitments is primarily based upon the current agency mortgage-backed security market to-be-announced pricing specific to the forward loan program, delivery coupon and delivery date of the trade.

Interest Rate Swaps – Interest rate swaps are classified within Level 2 of the valuation hierarchy.

Accrued Interest Receivable and Payable

The carrying amount of accrued interest receivable and accrued interest payable approximates its fair value.

Deposit Liabilities

The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Securities Sold Under Agreement to Repurchase

The carrying amounts of short-term repurchase agreements approximate fair value. The fair value of long term repurchase agreements are estimated using discounted cash flow analysis based on the quoted market price for a current agreement with similar credit risk characteristics, terms and remaining maturity. These prices obtained from an active market represent a market value that is deemed to represent the transfer price if the liability were assumed by a third party.

Short-Term Borrowings

The carrying amounts of short-term borrowings approximate fair value.

Long-Term Debt

Fair values of FHLB advances are estimated using discounted cash flow analysis, based on quoted prices for new FHLB advances with similar credit risk characteristics, terms and remaining maturity. These prices obtained from this active market represent a market value that is deemed to represent the transfer price if the liability were assumed by a third party.

Off-Balance Sheet Financial Instruments

Fair values for the Company’s off-balance sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged in the market to enter into similar agreements, taking into account, the remaining terms of the agreements and the counterparties’ credit standing.

At September 30, 2014 and December 31, 2013, the estimated fair values of the Company’s financial instruments were as follows:

	September 30, 2014		December 31, 2013
(dollars in thousands)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and cash equivalents	$41,303	$41,303	$19,518	$19,518
Securities available-for-sale	189,788	189,788	199,191	199,191
Securities held-to-maturity	19,615	19,735	19,791	18,394
Loans held for sale	—	—	4,028	4,028
Loans, net	408,977	421,058	379,297	389,739
Restricted bank stocks	6,285	6,285	5,593	5,593
Servicing asset	594	884	529	837
Interest rate swaps	—	—	174	174
Derivative instruments	—	—	2	2
Interest rate lock commitments	—	—	72	72
Accrued interest receivable	2,294	2,294	2,276	2,276
Financial liabilities
Deposits	492,344	493,024	460,404	461,270
Securities sold under agreement to repurchase	11,958	12,161	27,606	27,918
Short-term borrowings	106,623	106,623	85,000	85,000
Long-term debt	19,645	19,542	20,015	20,091
Interest rate swaps	496
Derivative instruments	—	—	—	—
Interest rate lock commitments	—	—	—	—
Accrued interest payable	296	296	351	351
Off-balance sheet
Commitments to extend credit	—	—	—	—
Unfunded commitment under lines of credit	—	—	—	—
Standby letters of credit	—	—	—	—

Note 5 - Income Taxes

The components of income tax expense for the nine months ended September 30, 2014 and 2013 are as follows:

(dollars in thousands)	2014	2013
Current federal	$1,518	$610
Current state	3	5
Deferred federal	(446)	—

	$1,075	$615

Reconciliation of the statutory income tax expense computed at 34% to the income tax expense included in the statements of income is as follows at September 30, 2014 and 2013:

(dollars in thousands)	2014	2013
Computed statutory tax expense	$959	$837
Stock based compensation on expense	14	1
Net tax free interest income	(144)	(152)
Bank owned life insurance income	(96)	(96)
Merger-related expenses	314	—
State tax, net of federal benefit	2	3
Other	26	22

	$1,075	$615

Deferred income taxes are provided for the temporary differences between the financial reporting and the tax basis of the Company’s assets and liabilities. The components of the net deferred asset (liability) at September 30, 2014 and December 31, 2013 are as follows:

(dollars in thousands)	September 30, 2014	December 31, 2013
Deferred tax assets
Allowance for loan losses	$1,870	$1,741
Other-than-temporary credit impairment losses on debt securities	905	682
Non-accrual interest	113	106
Premises and equipment	253	113
Other real estate owned valuation	6	6
Net unrealized loss on securities	1,425	2,362
Fair value of hedging instruments	169	—

Total deferred tax assets	4,741	5,010

Deferred tax liabilities
Prepaid expenses	(207)	(177)
Net unrealized gain on securities available-for-sale	(760)	—
Loan servicing rights	(196)	(174)
Fair value of hedging instruments	—	(59)
Other	(29)	(28)

Total deferred tax liabilities	(1,192)	(438)

Net deferred asset	$3,549	$4,572

Note 6 - Stock Incentive Plan

The Company adopted the 2013 Stock Incentive Plan (the “Incentive Plan”). The Incentive Plan was approved by shareholders on April 25, 2013. The Incentive Plan authorizes the Board of Directors to grant shares or options up to an aggregate of 243,000 shares to officers, other employees and directors of the Company. The Company adopted the 2005 Stock Incentive Plan (the “Incentive Plan”). The Incentive Plan was approved by shareholders on November 15, 2005. The Incentive Plan authorizes the Board of Directors to grant shares or options up to an aggregate of 432,000 shares to officers, other employees and directors of the Company. In December 2007, the Board amended the authorized plan shares to 627,282. The options granted under the Incentive Plans to officers and other employees are intended to be “incentive stock options” and are subject to the limitations under Section 422 of the Internal Revenue Code. Shares subject to options under the Incentive Plans may be either from authorized but unissued shares of the Company, treasury shares, or shares purchased by the Company on the open market or from private sources for use under the plan.

The exercise price of the options granted shall be the fair market value of a share of common stock at the time of grant.

For the nine months ended September 30, 2014 and 2013, the Company recognized $43,000 and $3,000, respectively, in compensation expense for stock options. At September 30, 2014 and December 31, 2013, there was $140,000 and $2,000 of unrecognized compensation expense related to options granted, which is expected to be recognized over the options vesting period.

The term of these options are 10 years and the options vest over terms ranging from immediately through three years.

A summary of the status (shares in thousands) of the Company’s stock option plan is presented below:

	September 30, 2014		December 31, 2013
	Shares	Average Exercise Price	Shares	Average Exercise Price
Outstanding at beginning of year	402	$7.98	414	$7.98
Granted	70	8.25	10	7.00
Exercised	1	7.21	3	7.94
Forfeited	3	8.25	19	8.38

Outstanding at end of period	468	$8.00	402	$7.94

Options exercisable	392	$7.96	392	$7.96

Options outstanding at September 30, 2014 and December 31, 2013 are as follows (shares in thousands):

	September 30, 2014
	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Intrinsic Value
$6.97 - $10.48	468	3.40	$8.00	392	$7.96	$1,878,000

	December 31, 2013
	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price	Intrinsic Value
$6.97 - $10.48	402	3.16	$7.94	392	$7.96	$3,000

	Number of Shares	Weighted Average Grant Date Fair Value
Non-vested options, December 31, 2013	10	$0.44
Granted	70	$2.57
Vested	4	$0.58
Forfeited	3	$2.57
Non-vested options, September 30, 2014	73	$2.30

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for the nine months ended September 30, 2014:

Expected life	7.00 years
Expected volatility	24.00%
Forfeiture rate	0.00%
Dividend yield	0.00%
Risk-free interest rate	2.28%
Fair value	$2.57

For the nine months ended September 30, 2014, there were 69,500 stock options granted. For the twelve months ended December 31, 2013, there were 9,500 stock options granted.

Restricted stock grants to directors and employees differ from stock options in that the individual need not pay any price to receive the grant once certain vesting requirements are met. A recipient is not entitled to receive any cash or stock dividends declared on the Common Stock with respect to any unvested share award. Additionally, a recipient is not entitled to any voting rights with respect to any unvested share award. Upon distribution, the Plan provides the ability to place restrictions on the sale or transfer of the shares in accordance with all then applicable federal and state securities laws and under such circumstances as deemed appropriated by the Board upon the advice of counsel.

During the nine months ended September 30, 2014, 30,000 shares of restricted stock were issued. No shares were granted during 2013. Shares granted were recorded at their fair market values on the date of grant with a corresponding charge to shareholders’ equity. The unearned portion is amortized as director compensation expense on a straight-line basis over the vesting period. Compensation expense related to these restricted stock grants was $88,000 and $0 for the nine months ended September 30, 2014 and 2013, respectively.

Note 7 - Derivatives and Risk Management Activities

Interest Rate Swaps

On April 29, 2014, the Company entered into a forward-starting interest rate swap to hedge the cash flows of a $15 million floating-rate FHLB borrowing. The interest rate swap involves the exchange of the Company’s floating rate interest payments on the underlying principal amount. This swap was designated, and qualified, for cash-flow hedge accounting. The term of the swap begins April 29, 2016, and ends April 29, 2021. In November 2013, the Corporation entered into a forward-starting interest rate swap to hedge the cash flows of a $15 million floating-rate FHLB borrowing. The interest rate swap involves the exchange of the Corporation’s floating rate interest payments on the underlying principal amount. This swap was designated, and qualified, for cash-flow hedge accounting. The term of the swap begins November 6, 2015 and ends November 6, 2020.

For derivative instruments that are designated and qualify as hedging instruments, the effective portion of gains or losses is reported as a component of other comprehensive income, and is subsequently reclassified into earnings as an adjustment to interest expense in the periods in which the hedged forecasted transaction affects earnings.

The following table details the Company’s derivative positions as of the balance sheet dates indicated:

As of September 30, 2014
(dollars in thousands)
Notional Amount	Trade Date	Effective Date	Maturity Date	Receive (Variable) Index	Current Projected Receive Rate	Pay Fixed Swap Rate	Fair Value of Derivative Position
$15,000	11/06/2013	11/06/2015	11/06/2020	US 3-Month LIBOR	2.5172%	2.905%	$(254)
$15,000	4/29/2014	4/29/2016	4/29/2021	US 3-month LIBOR	2.7318%	3.11%	$(242)

As of December 31, 2013
(dollars in thousands)
Notional Amount	Trade Date	Effective Date	Maturity Date	Receive (Variable) Index	Current Projected Receive Rate	Pay Fixed Swap Rate	Fair Value of Derivative Position
$15,000	11/06/2013	11/06/2015	11/06/2020	US 3-Month LIBOR	3.164%	2.905%	$174

There have been no reclassifications of the interest-rate swap’s fair value from other comprehensive income to earnings.

The following table summarizes the amounts recorded in the Company’s consolidated balance sheet for derivative instruments designated as hedging instruments as of September 30, 2014 and December 31, 2013:

September 30, 2014
	Asset Derivatives			Liability Derivatives
(dollars in thousands)	Balance Sheet Presentation	Fair Value	Notional Amount	Balance Sheet Presentation	Fair Value	Notional Amount
Interest rate lock commitments	Other assets	$—	$—	Other liabilities	$—	$—
Mandatory forward sales commitments on MLHS	Other assets	—	—	Other liabilities	—	—
Forward-starting interest rate swap	Other assets			Other liabilities	496	30,000

Net Fair Value of Derivative Instruments		$—	$—		$496	$30,000

December 31, 2013
	Asset Derivatives			Liability Derivatives
(dollars in thousands)	Balance Sheet Presentation	Fair Value	Notional Amount	Balance Sheet Presentation	Fair Value	Notional Amount
Interest rate lock commitments	Other assets	$72	$3,152	Other liabilities	$—	$—
Mandatory forward sales commitments on MLHS	Other assets	2	1,000	Other liabilities	—	—
Forward-starting interest rate swap	Other assets	174	15,000	Other liabilities	—	—

Net Fair Value of Derivative Instruments		$248	$19,152		$—	$—

Note 9 - Subsequent Events

On January 1, 2015, the Company’s previously announced merger with and into Bryn Mawr Bank Corp. was completed.

Management is required to evaluate events or transactions that may occur or have occurred after the balance sheet date through the date the Company’s consolidated financial statements were issued or available to be issued. Subsequent events have been evaluated as of March 18, 2015, the date the Company’s consolidated financial statements were available to be issued.